UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2011

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2011 we held our Annual Meeting of Shareholders at which the following two matters were submitted to a vote of security holders:

a) Election of Directors. Five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified:

b)     Appointment of Auditors. The appointment of Ehrhardt Keefe Steiner & Hottman PC as our auditors for fiscal year 2011 was ratified with 23,374,194 shares voting for, 59,913 shares voting against, 992,183 shares abstaining, and no Broker Non-Votes.

	Number of Shares
Name	For	Against	Withheld	Broker Non-Votes
Christopher E. Herald	17,357,606	822,241	24,370	6,222,073
John Hainey	16,931,394	1,248,453	24,370	6,222,073
Mark E. Jones, III	17,460,603	466,530	277,084	6,222,073
Leonard Harris	17,238,835	470,357	495,025	6,222,073
Brian Labadie	18,092,125	41,169	70,923	6,222,073

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 10, 2011

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer